UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

Aspen Aerogels, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36481

Delaware	04-3559972
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(Address of principal executive offices, including zip code)

(508) 691-1111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-195523) (the “Registration Statement”), on June 18, 2014 and in connection with the Company’s initial public offering of common stock (the “IPO”), William P. Noglows became a director of the Company. Mr. Noglows will serve as a member of the nominating and governance committee and will serve as chairman of the compensation and leadership development committee.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Registration Statement, on June 13, 2014, the Company filed a certificate of amendment to the certificate of incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment became effective as of 4:53 p.m. on June 13, 2014. The Company’s board of directors and stockholders previously approved the Certificate of Amendment. The Certificate of Amendment amended the Company’s certificate of incorporation to effect a stock split of the Company’s common stock.

The foregoing description of the Certificate of Amendment is qualified by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As previously disclosed in the Registration Statement, on June 18, 2014 and in connection with the consummation of the IPO, the Company filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Restated Certificate became effective as of 12:07 p.m. on June 18, 2014. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with the consummation of the IPO. The Restated Certificate restated the Company’s certificate of incorporation in its entirety to, among other things: (i) decrease the authorized number of shares of common stock to 125 million shares; (ii) eliminate all references to the series of preferred stock that were converted to common stock upon consummation of the IPO; and (iii) authorize 5 million shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

As previously disclosed in the Registration Statement, on June 18, 2014 and in connection with the consummation of the IPO, the amended and restated by-laws of the Company (the “Amended and Restated By-Laws”), previously approved by the Company’s board of directors and stockholders to become effective immediately upon the consummation of the IPO, became effective. The Amended and Restated By-Laws amended and restated the Company’s by-laws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination and removal of directors; (iv) provide for the indemnification of the Company’s directors and officers; and (v) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

ITEM 8.01.	Other Items.

On June 18, 2014, we closed our initial public offering of 7,500,000 shares of our common stock at a price of $11.00 per share, less underwriting discounts and commissions. A copy of the press release announcing the information contained in this Item 8.01 is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Aspen Aerogels, Inc.

3.2	Amended and Restated Certificate of Incorporation of Aspen Aerogels, Inc.

3.3	Amended and Restated By-Laws of Aspen Aerogels, Inc.

99.1	Press release dated June 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN AEROGELS, INC.

Date: June 18, 2014	By:	/s/ John F. Fairbanks
John F. Fairbanks
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Aspen Aerogels, Inc.

3.2	Amended and Restated Certificate of Incorporation of Aspen Aerogels, Inc.

3.3	Amended and Restated By-Laws of Aspen Aerogels, Inc.

99.1	Press release dated June 18, 2014.